United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2018

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2018,  the Compensation Committee (the “Committee”) of Old Second Bancorp, Inc. (the “Company”) approved the Executive Annual Incentive Plan (the “Incentive Plan”).  Under the Incentive Plan, each year, the Committee will select key performance objectives from a set of key measurable performance goals which include, but are not limited to, the following items (each, a “Performance Measure” and collectively, the “Performance Measures”), which will be used to determine the actual cash incentive payment to be awarded to participants in the plan upon the achievement of the Performance Measures:

•	Cash earnings;
•	Cash earnings per share (reflecting dilution of the Company’s common stock as the Committee deems appropriate and, if the Committee so determines, net of or including dividends);
•	Cash earnings return on equity;
•	Cash flow;
•	Cash flow return on capital;
•	Customer satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;
•	Deposit growth;
•	Economic value added measurements;
•	Efficiency ratio;
•	Employee turnover;
•	Expense or cost levels;
•	Interest income;
•	Loan growth;
•	Margins;
•	Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;
•	Net income (before or after taxes, interest, depreciation, and/or amortization);
•	Net income per share;
•	Net interest income;
•	Noninterest income;
•	Operating efficiency;
•	Operating income;
•	Operating income per share;
•	Operating income return on equity;
•	Productivity ratios;
•	Reduction of losses, loss ratios, expense ratios or fixed costs;
•	Return on assets;
•	Return on capital;
•	Return on equity;
•	Share price (including without limitation growth measures, total shareholder return or comparison to indices);
•	Specified objective social goals; and
•	Such other business criteria as the Committee may determine to be appropriate, which may include financial and nonfinancial performance goals.

Each year, the Committee will select eligible executives and senior officers who will participate in the Incentive Plan and will set the amount of each participant’s Threshold Award, Target Award and

Maximum Award (each as defined in the Incentive Plan) that can be awarded under the Incentive Plan, determined as a percentage of the participant’s base salary.  As noted above, the Committee will also establish one or more Performance Measures and a formula to determine the amount of the award that will be earned at different levels of achievement of the Performance Measures.

The Incentive Plan is administered by the Committee, which has full authority, among other things, to designate participants; construe and interpret the plan; waive, prospectively or retroactively, any conditions of or rights of the Company under any award; increase or decrease the payout due under any award; and make all other determinations and take all other actions necessary under the plan.  Under the Incentive Plan, except as may otherwise be approved by the Committee or as specifically set forth in a written employment agreement between a participant and the Company, no incentive payment will be awarded under the Incentive Plan if the participant is not employed in good standing on the date payment is made for a particular performance period.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which is incorporated herein by reference into this Item 5.02 as Exhibit 10.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

10.1Executive Annual Incentive Plan dated February 19, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: February 23, 2018	By:	/s/ Bradley S. Adams
	Name:	Bradley S. Adams
	Title:	Executive Vice President
and Chief Financial Officer